SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 21, 2012
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000 – 26099	94-3327828
(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices)       (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2012, Farmers & Merchants Bancorp (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) for which the Board of Directors solicited proxies.  A quorum of stockholders was present, consisting of a total of 574,786 shares or 73.8% of shares outstanding. The following items were voted on during the Meeting:

1. Election of Directors

The seven nominees listed below were elected and the results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Stewart C. Adams, Jr.	521,752	11,580	41,454
Edward Corum, Jr.	522,022	11,310	41,454
Bruce A. Mettler	522,027	11,305	41,454
Kevin Sanguinetti	521,289	12,043	41,454
Kent A. Steinwert	519,021	14,311	41,454
Calvin (Kelly) Suess	521,998	11,334	41,454
Carl Wishek, Jr.	521,764	11,568	41,454

2. Amendment of Certificate of Incorporation to Reduce the Number of Authorized Shares of Common Stock from 20,000,000 to 7,500,000

The Board determined that it was advisable to reduce the number of authorized shares of common stock from 20,000,000 to 7,500,000, and voted to recommend that the stockholders adopt an amendment to the Company’s Certificate of Incorporation with the proposed decrease.  The results of the election were as follows:

Shares
For	553,517
Against	7,740
Abstain	13,529

Item 8.01	Other Events

Attached as Exhibit 20 and incorporated herein by reference is a chart from the program for the 2012 Annual Meeting of Stockholders. This chart presents annualized shareholder returns for the fifteen year period from 1997 through 2011.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits:

20	Chart from the program for the 2012 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

By
/s/ Stephen W. Haley

Stephen W. Haley
Executive Vice President
& Chief Financial Officer

Date: May 22, 2012